                                                                       EXHIBIT 9

                             MULTI-PARTY AGREEMENT
                             ---------------------

     THIS MULTI-PARTY AGREEMENT (this "Agreement") is entered into this 21 day of June, 2001 among Impco Technologies, Inc. ("Impco"), Fleet National Bank ("Fleet") and Robertson Stephens, Inc. ("RS") and acknowledged by Dale Rasmussen (the "Borrower").

                                   RECITALS

     WHEREAS, the Borrower has entered into a Security Agreement and Agreement Not to Exercise Options with Impco Technologies, Inc. ("Impco") dated as of March 15, 2001 (as amended, the "Impco Security Agreement"), and an Amendment thereto between such parties dated June 21, 2001 whereby he has granted to Impco a security interest all of his right, title and interest in certain shares in Impco (the "Impco Shares"), and certain other collateral to Impco as security for the satisfaction of obligations under a Promissory Note issued by Borrower in favor or Impco dated March 15, 2001 (hereinafter, the "Note").

     WHEREAS, the Impco Shares are currently held as security entitlements in Account No. 39-006358 at Robertson Stephens, Inc. ("RS") and the security interest of Impco therein is perfected pursuant to the terms of an Account Control Agreement among Borrower, Impco and RS dated as of March 15, 2001 (the "RS Account Control Agreement").

     WHEREAS, the Borrower desires to enter into one or more variable liquidity contracts and related pledge agreements (the "VLC's") with Fleet and to secure his obligations thereunder with a security interest in the Impco Shares.

     WHEREAS, subject to the terms and conditions of this Agreement, Impco has agreed to release its security interest in the Impco Shares, related security entitlements and other collateral held by RS concurrently with deposit of the Minimum Prepayment Amount (as hereinafter defined) into Account No. 35-147552 (the "Impco Account") maintained by RS solely in the name of Impco for immediate application against obligations of the Borrower under the Note.

     NOW, THEREFORE, for good and valuable consideration receipt and adequacy of which are hereby acknowledged, Impco, Fleet and RS agree as follows:

                                   AGREEMENT

     1.   Conditions to Effectiveness of this Agreement. As conditions precedent
          ---------------------------------------------
to the effectiveness of this Agreement, Impco and RS acknowledge and agree that
(1) the RS Account Control Agreement shall be amended pursuant to an Amendment substantially in the form of Exhibit A to this Agreement, (2) the Impco Security Agreement and Promissory Note shall be amended pursuant to agreements substantially in the form of Exhibits B and C, respectively, hereto, and (3) this Agreement shall have been fully executed and acknowledged by the parties hereto.

     2.   Agreement of Impco to release security interest in connection with
          ------------------------------------------------------------------
VLC's.  Unless Impco shall have notified Fleet at least five (5) days prior to
-----
execution of a VLC that Impco will not release its security interest by reason of the occurrence of a default under the Promissory Note or the occurrence of another event that, in the opinion of Impco makes it commercially unreasonable or impracticable to release its security interest, Impco agrees that its security interest in the number of Impco Shares equal to the number of Impco Shares which are the subject of each VLC (and related security entitlements and financial assets) shall be released concurrently with deposit of the Minimum Prepayment Amount into the Impco Account for immediate credit to the Note from the proceeds of each such VLC or from any other source of an amount. As used herein, "Minimum Prepayment Amount" means, in respect of each release of security interests in Impco Shares in connection with the execution of a VLC, an amount that, when deducted from the obligations then remaining due to Impco on the Note, if any, will result in all obligations remaining due under the Note being not greater than fifty percent (50%) of the fair market value (as then quoted on a National Association of Securities Dealers Automated Quotations National Market Exchange) of the Impco Shares subject to the security interest of Impco perfected pursuant to the RS Account Control Agreement.

     3.   Waiver of Set off by RS and Fleet.  Until the earlier of the date that
          ---------------------------------
Impco releases its security interest in all Impco Shares and related security entitlements or the Note is paid in full, Fleet and RS each waives (i) any right of set-off, counterclaim, or recoupment against Impco Shares, remaining subject to the security interest of Impco, (ii) any right to require marshalling of collateral by Impco or to direct the order in which collateral shall be disposed of by Impco, (iii) any right to require Impco to proceed against any person, proceed against or exhaust any collateral or any other security interest or guaranty or pursue any other remedy in Impco's power or to pursue any of such rights in any particular order or manner and any defenses arising by reason of any disability or defense of any person, and (iv) any other contractual, legal, or equitable right or remedy the effect of which would be to reduce the amount of payments payable to Impco under the Promissory Note or postpone the date for payment.

     4.   Acknowledgement of security interest by Fleet.  Fleet hereby
          ---------------------------------------------
acknowledges that Impco has been granted a security interest in all rights to payment of the Borrower under the VLC's. Fleet agrees to make payment directly to Impco by deposit into the Impco Account on account of payments thereunder until Impco confirms that the Note is paid in full.

     5.   Further Assurances. The parties hereto agree, at their own expense,
          ------------------
to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Impco may reasonably request to better assure, preserve, protect and perfect security interests and rights of Impco addressed herein, including the filing of financing statements.

     6.   Miscellaneous.
          -------------

          (a) Each party hereto hereby represents and warrants to the other that (i) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and, if relevant under such laws, in good standing, (ii) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance, (iii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, (iv) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with, and (v) its obligations under this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b) The Borrower is not an intentional third beneficiary of this Agreement. This Agreement is solely for the benefit of the parties hereto.

          (c) This Agreement shall become effective when it shall have been executed by the parties hereto. This Agreement may be executed in counterparts which shall constitute one and the same agreement if, when taken together, they bear the signatures of each of the parties hereto. This Agreement shall be binding on the successors and assigns of the parties hereto. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without regard to conflicts of law rules). This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to such subject matter is superseded by this Agreement. Any provision in this Agreement that is invalid, illegal or unenforceability in any respect shall not in any way affect or impair any other provision.

     (d) Any notice or other communication in respect of this Agreement may be given in any manner set forth below and will be deemed effective as indicated:--
(i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by telex, on the date the recipient's answerback is received; (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine; (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or (v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, after the close of business on a business day (day on which each of Fleet, RS and Impco are open for business and not authorized to close. Any party may be notice to the other change the address, telex, or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

                                    Fleet National Bank, a national bank

                                    By: ___________________________
                                    Name:__________________________
                                    Title:_________________________
                                    Address:

                                    Robertson Stephens, Inc.

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________
                                    Address:

                                    Impco Technologies, Inc.

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________
                                    Address:

Borrower acknowledges and agrees to the foregoing and concurrently upon release of Impco's security interest in Impco Shares irrevocably instructs and directs RS promptly to transfer such Impco Shares in accordance with the directions of Fleet to be held as collateral pursuant to the terms of the VLC Contracts.

                                    By: ________________________________
                                    Name:    Dale Rasmussen
                                    Address: 708 Industry Drive
                                             Seattle, WA 98188

                                   EXHIBIT A
                     AMENDMENT TO ACCOUNT CONTROL AGREEMENT
                     --------------------------------------


          THIS AMENDMENT TO ACCOUNT CONTROL AGREEMENT (the "Amendment") is made as of June 21, 2001 by and among Impco Technologies, Inc. ("Impco"), a Delaware corporation, Dale Rasmussen, an individual, ("Pledgor"), and Robertson Stephens, Inc. ("Broker").

                                   RECITALS
                                   --------

          WHEREAS, Impco, Pledgor, and Broker have heretofore entered into a Control Agreement dated March 15, 2001 (the "Control Agreement") to perfect Impco's security interest in securities account number 39-006366 at Broker in the name of "Dale Rasmussen: Impco as Secured Party"; and

          WHEREAS, Impco, Pledgor, and Broker wish to amend the Control Agreement in the manner set forth in this Amendment.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Impco, Pledgor, and Broker hereby agree as follows:

          1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Control Agreement.

          2. The Agreement is hereby amended by adding a new paragraph 6(k) which shall read as follows:

          "(k)  Permitted Transfers.  On the terms and conditions contained in
                --------------------
that certain Multi-Party Agreement dated as of the date hereof, Impco and the Pledgor hereby agree to permit the transfer of certain the financial assets and credit balances to Fleet National Bank."

          3. Except as otherwise expressly set forth herein, the Agreement shall remain in full force and effect and unmodified.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and as of the day and year first above written.


                                  DEBTOR:


                                  __________________________________
                                  Dale Rasmussen, an individual

                                  Address:  708 Industry Drive
                                            Seattle, WA 98188

                              SECURED PARTY:

                              IMPCO TECHNOLOGIES, INC.,
                              a Delaware corporation

                              By:___________________________
                              Name:   Brian Olson
                              Title:  Chief Financial Officer

                              Address:  16804 Gridley Place
                                        Cerritos, California 90702


"Broker"                            Robertson Stephens, Inc.

                                    ________________________
                                    By:_____________________

                                    Name:___________________
                                    Title:__________________

                                    Address and facsimile number for notices to

                                    ________________________
                                    ________________________


                                    Facsimile Number:_______

                                                                       EXHIBIT B


                      AMENDMENT TO SECURITY AGREEMENT AND
                      -----------------------------------
                       AGREEMENT NOT TO EXERCISE OPTIONS
                       ---------------------------------

          THIS AMENDMENT TO SECURITY AGREEMENT AND AGREEMENT NOT TO EXERCISE OPTIONS (the "Amendment") is made as of June 21, 2001 by and between Dale Rasmussen, an individual, ("Debtor"), and IMPCO Technologies, Inc., a Delaware corporation ("Secured Party" or "IMPCO").


                                   RECITALS
                                   --------

          WHEREAS, Debtor and Secured Party have heretofore entered into a Security Agreement and Agreement Not to Exercise Options dated March 15, 2001 (the "Agreement"); and

          WHEREAS, Debtor and Secured Party wish to amend the Agreement in the manner set forth in this Amendment.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor and Secured Party hereby agrees as follows:

          1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.


          2. The Agreement is hereby amended by adding a new paragraphs 2(d) and 2(e) which shall read as follows:

          "(d)  Securities Account, Securities Entitlements, Financial Assets,
                -------------------------------------------------------------
and Credit Balances Therein. Account No. 35-147552 at Robertson Stephens, Inc.
---------------------------
(the "RS Account"), all securities entitlements, financial assets, and credit balances (including without limitation stock in Impco) therein.

          "(e) All proceeds from variable liquidity contracts (the "VLC Contracts") executed by Debtor with Fleet National Bank and all other derivative instruments executed by Debtor with respect to securities entitlements and financial assets in the RS Account, whether with Fleet National Bank or another counterparty.

          3. Except as otherwise expressly set forth herein, the Agreement shall remain in full force and effect and unmodified.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and as of the day and year first above written.


                              DEBTOR:


                              _________________________________________
                              Dale Rasmussen, an individual

                              Address:  708 Industry Drive
                                        Seattle, WA 981881

                              SECURED PARTY:

                              IMPCO TECHNOLOGIES, INC.,
                              a Delaware corporation

                              By:____________________________
                              Name:   Brian Olson
                              Title:  Chief Financial Officer

                              Address:  16804 Gridley Place
                                        Cerritos, California  90702

                                                                       EXHIBIT C

                          ALLONGE TO PROMISSORY NOTE
                          --------------------------


          THIS ALLONGE TO PROMISSORY NOTE (the "Allonge") dated effective as of June 21, 2001 is executed by Dale Rasmussen, an individual, ("Borrower") in favor of IMPCO Technologies, Inc., a Delaware corporation ("Company") and shall become a part of that certain Promissory Note that the Borrower previously issued in favor of the Company on March 15, 2001 (the "Note") promising to pay the Company on March 15, 2002, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Eighty Two Thousand Seven Hundred Sixty Dollars ($782,760), with interest thereon as set forth pursuant to the Note.

          If the Borrower requests the Company to release its security interest in all or any shares in the Company securing obligations of the Borrower under the Note and the Company, in its sole discretion, agrees to such a release, such release will not be effective until the Borrower has paid or caused to be paid to the Company, as a mandatory prepayment under the Note an amount equal to (A) the greater of (i) proceeds received concurrently with such release from the disposition or hedging of the shares so released or (ii) an assurance that, when agreed the obligations of the Borrower under the Note will result in such remaining obligations being no less than 50% of the fair market value (as then quoted on a National Association of Securities Dealers Automated Quotations National Market Exchange) of shares remaining as collateral for obligations under the Note plus (B) at the Company's option, interest on the amount so prepaid accrued from the date last paid until and including the date repaid at the rate provided in the Note.

          IN WITNESS WHEREOF, the undersigned has caused this Allonge to be executed on and as of the day and year first above written.

                              BORROWER:

                              ____________________________________
                              Dale Rasmussen, an individual

                              Address:   708 Industry Drive
                                         Seattle, WA 981881